Exhibit 10.28

AMENDMENT TO

STOCK AND WARRANT PURCHASE AGREEMENT

This AMENDMENT (this “Amendment”) to the Stock and Warrant Purchase Agreement, dated as of April 27, 2000 (the “Purchase Agreement”), by and among Global Sports, Inc. (n/k/a GSI Commerce, Inc.), a Delaware corporation (the “Company”), and TMCT Ventures, L.P. (n/k/a Rustic Canyon Ventures, LP, a Delaware limited partnership (“RCV”), is made as of this 26th day of June, 2004. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Purchase Agreement.

RECITALS

WHEREAS, the Company and RCV entered into the Purchase Agreement in connection with an investment by RCV in the Company and in order to provide RCV with certain rights as a stockholder of the Company;

WHEREAS, RCV has agreed to give up certain of the rights provided to it by the Purchase Agreement in exchange for a warrant to purchase 12,500 shares of the Company’s Common Stock; and

WHEREAS, the Company believes that it is in its best interests of the Company and its stockholders that the Company be able to consummate the transactions contemplated by this Amendment.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree that the Purchase Agreement shall be amended as follows:

1. Sections 5.2 and 5.4 of the Purchase Agreement are hereby deleted in their entirety. With respect to the Warrant and any shares of the Company’s Common Stock issued on exercise of the Warrant, RCV hereby makes and confirms the representations set forth in Sections 4.3 through 4.6 of the Purchase Agreement.

2. Subject to the terms and conditions hereof, the Company shall issue to RCV a five-year warrant to purchase 12,500 shares of the Company’s Common Stock at an exercise price equal to the closing price of a share of the Company’s Common Stock on the date immediately preceding the date of this Amendment (the “Warrant”).

3. The Purchase Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

5. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

GSI COMMERCE, INC. (f/k/a GLOBAL SPORTS, INC.)

By:	/s/ Michael G. Rubin
	Name:	Michael G. Rubin
	Title:	Co-President and Chief Executive Officer

RUSTIC CANYON VENTURES, LP (f/k/a TMCT VENTURES, L.P.)

By:	Rustic Canyon Partners, LLC
Its General Partner

	By:	/s/ Mark Menell
		Name:	Mark Menell
		Title:	Member